UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2014

COMM 2014-CCRE16 Mortgage Trust
(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

Cantor Commercial Real Estate Lending, L.P.
German American Capital Corporation
The Bancorp Bank
(Exact names of sponsors as specified in their charters)

Delaware	333-193376-04	04-3310019
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

60 Wall Street	New York, New York	10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 250-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  OTHER EVENTS

On April 9, 2014, Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2014 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, of COMM 2014-CCRE16 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2014-CCRE16 (the “Certificates”).  The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class PEZ and Class C Certificates (collectively, the “Publicly Offered Certificates”) were sold to Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets Inc., as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of March 28, 2014, between the Registrant, German American Capital Corporation and the Underwriters.

On April 9, 2014, the Class X-B, Class X-C, Class X-D, Class D, Class E, Class F, Class G, Class R and Class LR Certificates (collectively, the “Privately Offered Certificates”) were sold to Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co., as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of March 28, 2014, between the Registrant, German American Capital Corporation and the Initial Purchasers.  The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Publicly Offered Certificates and the Privately Offered Certificates represent, in the aggregate, the entire beneficial ownership in COMM 2014-CCRE16 Mortgage Trust, a common law trust fund formed on April 9, 2014 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement.  The Issuing Entity’s primary assets are 56 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 84 commercial and multifamily properties.

The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Cantor Commercial Real Estate Lending, L.P., German American Capital Corporation and The Bancorp Bank.  The net proceeds to the Depositor of the offering of the Certificates, after deducting expenses payable by the Depositor in connection with the issuance and distribution of the Certificates of $4,350,760 were approximately $1,097,366,543.  Of the expenses paid by the Depositor, approximately $0 were paid directly to affiliates of the Depositor, $160,000 in the form of fees were paid to the Underwriters and the Initial Purchasers, $0 were paid to or for the Underwriters and the Initial Purchasers, and $4,190,760 were other expenses.  All of the foregoing expense amounts are the Depositor's reasonable estimates of such expenses.  No underwriting discounts and commissions or finder's fees were paid by the Depositor.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)                      Exhibits:

5.1	Legality Opinion of Sidley Austin LLP, dated April 9, 2014.

8.1	Tax Opinion of Sidley Austin LLP, dated April 9, 2014 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation By: /s/ Helaine Kaplan Name: Helaine Kaplan Title: President By: /s/ Natalie Grainger Name: Natalie Grainger Title: Vice President

Date:  April 9, 2014

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Legality Opinion of Sidley Austin LLP, dated April 9, 2014.

8.1	Tax Opinion of Sidley Austin LLP, dated April 9, 2014 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

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